UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2015

CombiMatrix Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-33523	47-0899439
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

310 Goddard, Suite 150
Irvine, CA 92618

(Address of principal executive offices, including zip code)

(949) 753-0624

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))

Item 8.01                                           Other Events.

On January 6, 2015, CombiMatrix Corporation announced that the Superior Court of the State of California, County of Orange (the “Court”), has issued a tentative ruling and proposed statement of decision (the “Proposed Statement of Decision”) in the matter of the People of the State of California and Relator Michael Strathmann (“Plaintiff”) vs. Acacia Research Corporation, CombiMatrix Corporation and Amit Kumar (“Defendants”).  In its 27-page Proposed Statement of Decision, the Court has tentatively ruled in favor of the Defendants and against all claims of the Plaintiff.  Specifically, the Court determined that Defendants had no fraudulent intent when they pursued insurance benefits under the National Union D&O Policy over a decade ago.  Each party in this case now has up to fifteen days to file any objections it may have.  The Court then has approximately 60 days to consider the objections and to hear additional arguments before the Court issues its final ruling and judgment.  There can be no assurance that the Court’s final ruling and statement of decision will be the same as its tentative ruling and proposed statement of decision, or that the Plaintiff will not appeal the Court’s decision.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMBIMATRIX CORPORATION

Dated: January 6, 2015	By:	/s/ SCOTT R. BURELL
Scott R. Burell, Chief Financial Officer